EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") entered into as of this 30th day of November, 2000, between SFBC/Pharmaceutical Development Associates, Inc., a Florida corporation (the "Company") and George K. Gessner (the "Employee").

         WHEREAS, in its business, the Company has acquired and developed certain trade secrets, including but not limited to proprietary processes, sales methods and techniques, and other like confidential business and technical information including but not limited to technical information, design systems, pricing methods, pricing rates or discounts, process, procedure, formula, design of computer software, or improvement, or any portion or phase thereof, whether patented or unpatentable, that is of any value whatsoever to the Company, as well as certain unpatented information relating to the Company's services, information concerning proposed new services, market feasibility studies, proposed or existing marketing techniques or plans (whether developed or produced by the Company or by any other entity for the Company), other Confidential Information, as defined by Section 9, and information about the Company's employees, officers, and directors, which necessarily will be communicated to the Employee by reason of his employment by the Company; and

         WHEREAS, the Company has strong and legitimate business interests in preserving and protecting its investment in the Employee, its trade secrets and Confidential Information, and its substantial relationships with vendors, and Customers, as defined, actual and prospective; and

         WHEREAS, the Company desires to preserve and protect its legitimate business interests further by restricting competitive activities of the Employee during the term of this Agreement and following (for a reasonable time) termination of this Agreement; and

         WHEREAS, the Company desires to employ the Employee and to ensure the continued availability to the Company of the Employee's services, and the Employee is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Employee agree as follows:

1. Cancellation of Existing Consulting Agreement. The Employee hereby agrees and acknowledges that without separate payment by the Company, upon execution of this Agreement, the Consulting Agreement dated March 29, 2000 between the Company and SCI a corporation controlled by the Employee, shall immediately terminate. Upon such termination, the Company shall have no obligations thereunder.

2. Representations and Warranties. The Employee hereby represents and warrants to the Company that he (i) is not subject to any written nonsolicitation or noncompetition agreement affecting his employment with the Company (other than any prior agreement with the Company), (ii) is not subject to any written confidentiality or nonuse/nondisclosure agreement affecting his employment with the Company (other than any prior agreement with the Company), and (iii) has brought to the Company no trade secrets, confidential business information, documents, or other personal property of a prior employer.

3.       Term of Employment.
         ------------------

         (a) Term. The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company for a period commencing on the date of this Agreement and ending December 31, 2002 (the "Term"). On each subsequent anniversary, the Term of this Agreement shall automatically be extended for an additional year, unless, no later than 90 days before each such anniversary, either party provides written notice to the other party of their intention not to extend, and provided further, that this Agreement may be sooner terminated pursuant to Section 7 hereto.

         (b) Continuing Effect. Notwithstanding any termination of this Agreement, at the end of the Term or otherwise, the provisions of Sections 8 and 9 shall remain in full force and effect and the provisions of Section 9 shall be binding upon the legal representatives, successors and assigns of the Employee.

4.       Duties.
         ------

         (a) General Duties. The Employee shall serve as the Vice President of the Business Development, with duties and responsibilities as may be assigned him from time to time by the Company's President, by Dr. Gregory B. Holmes or as directed by the board of directors. The Employee shall report directly to Dr. Gregory B. Holmes or such other person as designated by Dr. Holmes. The Employee shall also perform services for such subsidiaries as may be necessary. The Employee shall use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully.

         (b) Devotion of Time. The Employee shall devote all of his time, attention and energies during business hours (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Company) to the affairs of the Company. The Employee shall not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business or organization without the prior consent of the board of directors of the Company. The Employee has acted as President of SCI Connections, Inc. ("SCI") and is the sole shareholder of SCI. The Employee shall not make any attempt to sell the capital stock of SCI or conduct any business on its behalf except for the filing of any necessary tax or information returns.

         (c) Location of Office. The Employee's principal business office shall be at the Business Development office located at 54 Marina Road, Lake Wylie, SC 29710 or such other location within a 10 mile radius of the 54 Marina Road address. However, the Employee's job responsibilities shall include all business travel necessary to the performance of his job.

         (d) Adherence to Inside Information Policies. The Employee acknowledges that the Company's parent's securities are publicly-traded and, as a result, has implemented or will implement inside information policies designed to preclude its employees and those of its subsidiaries from violating the federal securities laws by trading on material, non-public information or passing such information on to others in breach of any duty owed to the Company, its parent or any third party. The Employee shall promptly execute any agreements generally distributed by the Company or the parent to its employees requiring such employees to abide by its inside information policies.

5.       Compensation and Expenses.
         -------------------------

         (a) Salary. For the services of the Employee to be rendered under this Agreement, the Company shall pay the Employee a salary of $7,500 per month plus such additional amounts as may be determined by the board of directors of the Company at its sole discretion.

         (b) Sales Commissions. In addition to the salary above, the Employee shall be paid a commission on sales equal to 0.5% percent of all sales generated from the companies listed on Attachment A for the Company or LeeCoast Research Center, Inc. ("LeeCoast") through its consulting agreement. The Employee shall also be paid a commission of 0.5% of all sales generated from companies not listed on Attachment A, whether such sales are to the Corporation or SFBC International, Inc. as long as such sales are generated through the efforts of the Employee and Dr. Gregory B. Holmes, or a person appointed by the Company's board of directors, acknowledges the Employee's efforts in generating the sales. Commissions shall be payable on the 20th day of the quarter after the Company or LeeCoast receives payment from the sponsor/client for services.

         (c) Expenses. In addition to any compensation received pursuant to
Section 5 (a) and (b), the Company will reimburse or advance funds to the Employee for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that the Employee properly provides a written accounting of such expenses to the Company in accordance with the Company's practices. Such reimbursement or advances will be made in accordance with policies and procedures of the Company in effect from time to time relating to reimbursement of or advances to employee officers.

         (d) Miscellaneous. The Company shall immediately on signing of this Agreement pay SCI d/b/a Research Resources International located at 54 Marina road, Lake Wylie, SC 29710 $15,000 for the purchase of all of the SCI's furniture, equipment and inventory, plus assume the lease payments on telephone and computer equipment located at the Employee's office at 54 Marina Road, Lake Wylie, South Carolina which payments are estimated to be $600.00 per month.


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


         (e) The Company shall also immediately employ at a minimum an office manager for the Lake Wylie, SC office. Initially the Company will offer employment to Lee Mullins at the same salary and benefits as currently provided by SCI.

         (f) The Employee shall cause the agreement between SCI and PharmData to either be assigned to the Company from SCI or a new agreement on similar terms to be entered into between the Company and PharmData.

6.       Benefits.
         --------

         (a) Vacation and Sick Leave. The Employee shall be entitled to three weeks paid vacation annually to be taken at such times during the year as may be approved by the Company on reasonable notice and which do not unduly interfere with the business of the Company. The Employee shall be entitled to sick leave each year in accordance with the Company's policy for its executives.

         (b) Company Stock Option Plan and Option Grant. The Employee shall be entitled to participate in the Company's parent's Stock Option Plan (the "Plan"). The Company's parent, SFBC International, Inc., shall grant the Employee 25,000 non-qualified options, exercisable at the closing price of SFBC International, Inc. stock on November 29, 2000. pursuant to the terms of the Plan and the Stock Option Agreement attached hereto as Attachment B.

         (c) Health Insurance. The Company shall pay premiums on the Company's medical insurance policy covering the Employee and spouse.

         (d) Automobile. The Company shall pay the Employee a monthly automobile allowance of $500. Additionally, upon submission of appropriate receipts and documentation, the Company shall reimburse the Employee for out-of-pocket business related automobile expenses such as gasoline, insurance and repairs up to a maximum of $250.00 per month.

         (e) Professional dues. The Company shall reimburse the Employee for reasonable costs of professional licenses and society dues (including the AAPS, DIA, and NAPM) related to his employment.

7.       Termination.
         -----------

         (a) Death or Disability. Except as otherwise provided in this Agreement, it shall automatically terminate without act by any party upon the death, or disability of the Employee. For purposes of this Section 7(a), "disability" shall mean that for any period of 45 consecutive days or 90 aggregate days in any 12-month period, the Employee is incapable of substantially fulfilling the duties set forth in Section 4 because of physical, mental or emotional incapacity resulting from injury, sickness or disease. For purposes of this Section 7(a), any usage of drugs or alcohol as described in
Section 7(b) shall not be defined as a disability, sickness or disease. In the event of death of the Employee, the Employee's estate shall receive any unpaid, earned compensation due the Employee and this Agreement shall terminate.


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


         (b) Termination for Cause. The Company may terminate the Employee's employment pursuant to the terms of this Agreement at any time for Cause (as defined below) by giving written notice of termination. Such termination shall become effective upon the giving of such notice. If the Employee fails to do so, as determined by the board of directors, the Employee's termination is immediately effective retroactive to the giving of notice. Upon any such termination for Cause, the employee shall have no right to compensation or reimbursement under Section 5, or to participate in any employee benefit programs under Section 6, except as provided by law, for any period subsequent to the effective date of termination. For purposes of this Section 7(b), "Cause" shall mean: (i) the Employee is convicted of a felony involving any subject matter or (A) commits a felonious act, (B) is convicted of a misdemeanor involving the Employee's employment or the business of the Company, or (C) is found after an internal investigation to have engaged in sexual misconduct which is related to the Employee's employment or the business of the Company; (ii) the Employee, in carrying out his duties hereunder, has acted with gross negligence or intentional misconduct resulting, in either case, in harm to the Company;
(iii) the Employee misappropriates Company funds or otherwise defrauds the Company; (iv) the Employee breaches his fiduciary duty to the Company resulting in profit to him, directly or indirectly; (v) the Employee has been found to have committed any act or failed to take any action which results in the parent's common stock being delisted for trading on the American Stock Exchange or the Nasdaq Stock Market; (vi) the Employee is convicted of illegal possession or use of a controlled substance; (vii) the Employee engages in chronic absenteeism or drinking to excess; (viii) the Employee fails or refuses to cooperate in any official investigation conducted by or on behalf of the Company or; (ix) the Employee materially breaches any provision of Sections 8, 9, 11 or 12 of this Agreement.

         (c) Termination Without Cause. This Agreement may be terminated by either party without cause upon 90 days written notice provided to the other in accordance with the terms of this Agreement. In the event notice of termination without cause is given to the Employee by the Company, the Company will continue to pay Employee $7,500 per month for the duration of the non-compete agreement provided in Section 8(a) hereof. In the event that the Company waives the non-compete agreement or it is otherwise no longer in effect, the Company's obligation to pay severance hereunder shall terminate immediately.

8.       Non-Competition Agreement.
         -------------------------

         (a) Competition with the Company. The Company will introduce the Employee to many of its associates and customers in the pharmaceutical industry. The Employee agrees that these introductions are legitimate business interests of the Company within the meaning of Section 542.335, Florida Statutes. Until termination of his employment and for a period of 12 months commencing on the date of termination, the Employee, directly or indirectly, in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity, shall not compete with the Company or any of its affiliates within any metropolitan area in the United States; provided, however, the foregoing shall not prevent Employee from accepting employment with an enterprise engaged in two or more lines of business, one of which is the same or similar to the Company's business (the "Prohibited


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

Business") if Employee's employment is totally unrelated to the Prohibited Business; provided, further, the foregoing shall not prohibit Employee from owning up to 5% of the securities of any publicly-traded enterprise provided Employee is not an employee, director, officer, consultant to such enterprise or otherwise reimbursed for services rendered to such enterprise.

         (b) Solicitation of Customers. During the periods in which the provisions of Section 8(a) shall be in effect, the Employee, directly or indirectly, will not seek Prohibited Business from any Customer (as defined below) on behalf of any enterprise or business other than the Company, refer Prohibited Business from any Customer to any enterprise or business other than the Company, perform services for any Customer or receive commissions based on sales or otherwise relating to the Prohibited Business from any Customer, or any enterprise or business other than the Company. For purposes of this Agreement, the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the Company or any of its affiliates sold or provided goods or services during the 24-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer, or who or which was approached by or who or which has approached an employee of the Company for the purpose of soliciting business from the Company or the third party, as the case may be.

         (c) Solicitation of Employees. During the periods in which the provisions of Section 8(a) shall be in effect, the Employee, directly or indirectly shall not seek to (i) employ or retain any employee of the Company or an affiliate or (ii) induce any employee to terminate his or her employment with the Company or any affiliate.

         (d) No Payment. The Employee acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this Section 8.

9.       Non-Disclosure of Confidential Information.
         ------------------------------------------

         (a) Confidential Information. Confidential Information includes, but is not limited to, trade secrets as defined by the common law and statute in Florida, North Carolina or South Carolina or any future Florida statute, processes, policies, procedures, techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software and source code, information and data relating to the development, research, testing, costs, marketing and uses of the Services (as defined herein), the Company's budgets and strategic plans, and the identity and special needs of Customers , databases, data, all technology relating to the Company's businesses, systems, methods of operation, client or Customer lists, Customer information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, . Confidential Information also includes, without limitation, Confidential Information received from the Company's affiliates. For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act of the Employee, (ii) information set forth in the written records of the Employee prior to disclosure to the Employee by or on behalf of the Company which information is given to the Company in writing as of or prior to the date of this Agreement, and (iii) information which is lawfully obtained


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

by the Employee in writing from a third party (excluding any affiliates of the Employee) who did not acquire such confidential information or trade secret, directly or indirectly, from Employee or the Company. As used herein, the term "Services" shall include all formulations, foods, drugs and medical devices for which the Company has performed any clinical or pre-clinical research, testing, protocol design, data management, medical writing or other, during the term of Employee's employment.

         (b) Legitimate Business Interests. The Employee recognizes that the Company has legitimate business interests to protect and as a consequence, the Employee agrees to the restrictions contained in this Agreement because they further the Company's legitimate business interests. These legitimate business interests include, but are not limited to (i) trade secrets as defined in
Section 9(a), (ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets including all Confidential Information; (iii) substantial relationships with specific prospective or existing Customers or clients; (iv) Customer or client goodwill associated with the Company's business; and (v) specialized training relating to the Company's technology, methods and procedures.

         (c) Confidentiality. Following termination of employment, the Confidential Information shall be held by the Employee in the strictest confidence and shall not, without the prior written consent of the Company, be disclosed to any person other than in connection with the Employee's employment by the Company. The Employee further acknowledges that such Confidential Information as is acquired and used by the Company or its affiliates is a special, valuable and unique asset. The Employee shall exercise all due and diligence precautions to protect the integrity of the Company's Confidential Information and to keep it confidential whether it is in written form, on electronic media or oral. The Employee shall not copy any Confidential Information except to the extent necessary to his employment nor remove any Confidential Information or copies thereof from the Company's premises except to the extent necessary to his employment and then only with the authorization of an officer of the Company. All records, files, materials and other Confidential Information obtained by the Employee in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its customers, as the case may be. The Employee shall not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of an officer of the Company (excluding the Employee, if applicable).

10.      Equitable Relief.
         ----------------

         (a) The Company and the Employee recognize that the services to be rendered under this Agreement by the Employee are special, unique and of extraordinary character, and that in the event of the breach by the Employee of the terms and conditions of this Agreement or if the Employee, without the prior consent of the board of directors of the Company, shall leave his employment for any reason and take any action in violation of Section 8 or Section 9, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in Section 10(b) below, to enjoin the Employee from breaching the provisions of Section 8 or Section 9. In such action, the Company shall not be required to plead or prove irreparable harm or lack of an adequate remedy at law or post a bond or any security.

         (b) Any action must be commenced in Miami-Dade County, Florida. The Employee and the Company irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. The Employee and the Company irrevocably waive any objection that they now have or hereafter irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against the Employee or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any liability of the Employee or the Company therein described, or by appropriate proceedings under any applicable treaty or otherwise.

11. Conflicts of Interest. While employed by the Company, the Employee shall not, directly or indirectly, unless approved in writing by the board of directors:

         (a) participate as an individual in any way in the benefits of transactions with any of the Company's suppliers or Customers, including, without limitation, having a financial interest in the Company's suppliers or Customers, or making loans to, or receiving loans, from, the Company's suppliers or Customers;

         (b) realize a personal gain or advantage from a transaction in which the Company has an interest or use information obtained in connection with the Employee's employment with the Company for the Employee's personal advantage or gain; or

         (c) accept any offer to serve as an officer, director, partner, consultant, manager with, or to be employed in a technical capacity by, a person or entity which does business with the Company.

12. Inventions, Ideas, Processes, and Designs. All inventions, ideas, processes, programs, software, and designs (including all improvements) (i) conceived or made by the Employee during the course of his employment with the Company (whether or not actually conceived during regular business hours) and for a period of six months subsequent to the termination or expiration of such employment with the Company and (ii) related to the business of the Company, shall be disclosed in writing promptly to the Company and shall be the sole and exclusive property of the Company. An invention, idea, process, program, software, or design including an improvement) shall be deemed related to the business of the Company if (a) it was made with the Company's equipment, supplies, facilities, or Confidential Information, (b) results from work performed by the Employee for the Company, or (c) pertains to the current business or demonstrably anticipated research or development work of the Company. The Employee shall cooperate with the Company and its attorneys in the preparation of patent and copyright applications for such developments and, upon request, shall promptly assign all such inventions, ideas, processes, and designs to the Company. The decision to file for patent or copyright protection or to maintain such development as a trade secret shall be in the sole discretion of the Company, and the Employee shall be bound by such decision. The Employee shall provide as a schedule to this Employment Agreement, a complete list of all inventions, ideas, processes, and designs, if any, patented or unpatented, copyrighted or non-copyrighted, including a brief description, which he made or conceived prior to his employment with the Company and which therefore are excluded from the scope of this Agreement.


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


13. Indebtedness. If, during the course of the Employee's employment under this Agreement, the Employee becomes indebted to the Company for any reason, the Company may, if it so elects, set off any sum due to the Company from the Employee and collect any remaining balance from the Employee.


14. Assignability. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the securities or assets and business of the Company. The Employee's obligations hereunder may not be assigned or alienated and any attempt to do so by the Employee will be void.

15.      Severability.
         ------------

         (a) The Employee expressly agrees that the character, duration and geographical scope of the non-competition provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Employee and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Employee's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

         (b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

16. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:


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


         To the Company:                    SFBC International, Inc.
                                            c/o Lisa Krinsky, MD
                                            11190 Biscayne Boulevard
                                            N. Miami, Florida 33181
                                            Facsimile: (305) 895-8616


         With a Copy to:                    Michael D. Harris, Esq.
                                            Michael Harris, P.A.
                                            1645 Palm Beach Lakes Blvd.
                                            Suite 550
                                            West Palm Beach, FL  33401
                                            Facsimile (561) 478-1817

         To the Employee:                   George K. Gessner
                                            7 Sunrise Point Road
                                            Lake Wylie, SC 29710
                                            Facsimile: (803) 831 - 9548

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

18. Attorney's Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, costs and expenses.

19. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

20. Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.


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


21. Additional Documents. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

22. Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.

23. Other Matters. This Agreement supersedes the prior Agreement dated the same date which had the handwritten changes to the monthly compensation section.

         IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date and year first above written.

                                SFBC/Pharmaceutical Development Associates, Inc.
Witness:


                                               By: /s/ Arnold Hantman
-------------------------                         ------------------------------
                                                  Arnold Hantman, Vice President



                                                     Employee:


                                               By: /s/ George K. Gessner
                                                  ------------------------------
                                                  George K. Gessner